Exhibit 32.3

Certification of Chief Executive Officer

In connection with the Annual Report on Form 10-K of Tanger Properties Limited Partnership (the "Operating Partnership") for the period ended December 31, 2021 (the "Report"), the undersigned, principal executive officer of the Operating Partnership's general partner, hereby certifies, to such officer's knowledge, that:

(i)the Repor fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date:	February 22, 2022	/s/ Stephen J. Yalof
Stephen J. Yalof
President, Chief Executive Officer
Tanger Factory Outlet Centers, Inc., sole general partner of the Operating Partnership